UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020 (June 3, 2020)

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-12669

South Carolina	57-0799315
(State of incorporation)	(I.R.S. Employer Identification No.)

1101 First Street South
Winter Haven, Florida	33880
(Address of principal executive offices)	(Zip Code)

(863) 293-4710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class: Common Stock	Trading Symbol	Name of each exchange on which registered
$2.50 par value	SSB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction.

This Current Report on Form 8-K is being filed in connection with the completion on June 7, 2020 (the “Closing Date”) of the previously announced merger of equals between South State Corporation, a South Carolina corporation (“South State” or the “Company”), and CenterState Bank Corporation, a Florida corporation (“CenterState”), pursuant to the Agreement and Plan of Merger, dated as of January 25, 2020 (the “Merger Agreement”), by and between South State and CenterState.

Pursuant to the Merger Agreement, (i) CenterState merged with and into South State, with South State continuing as the surviving corporation (the “Merger”), and (ii) immediately following the Merger, South State Bank, a South Carolina banking corporation and wholly owned bank subsidiary of South State (“South State Bank”), merged with and into CenterState Bank, N.A., a national banking association and wholly owned bank subsidiary of CenterState (“CenterState Bank”), with CenterState Bank continuing as the surviving bank (the “Bank Merger”). In connection with the Bank Merger, CenterState Bank changed its name to “South State Bank, National Association” (hereinafter referred to as the “Bank”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of CenterState (“CenterState Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by South State and CenterState, was converted into the right to receive 0.3001 shares (the “Exchange Ratio”) of common stock, par value $2.50, of South State (“South State Common Stock”). Each holder of CenterState Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of South State Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding CenterState equity award granted under CenterState’s equity compensation plans and each outstanding CenterState warrant was converted into a corresponding award or warrant with respect to South State Common Stock, with the number of shares underlying each such award or warrant (and, in the case of stock options and warrants, the applicable exercise price) adjusted based on the Exchange Ratio. Each such converted South State equity award or warrant will continue to be subject to the same terms and conditions (including vesting and exercisability or payment terms) as applied to the corresponding CenterState equity award or warrant, except that (i) each CenterState stock option will vest and be converted into a vested South State stock option, (ii) each South State stock option or warrant will remain exercisable through the remainder of the original term of the corresponding CenterState stock option or warrant and (iii) each South State time-vesting restricted stock unit award issued in respect of a CenterState performance-vesting restricted stock unit award will continue to vest based solely on continued service following the Effective Time, with the number of shares underlying such South State time-vesting restricted stock unit award determined based on actual performance levels in the case of awards granted in 2017 and 2019 and target performance levels in the case of awards granted in 2018, as of immediately prior to the Effective Time and adjusted based on the Exchange Ratio. In addition, following the Effective Time, each South State equity award issued in respect of a converted CenterState equity award will vest on a “double-trigger” basis upon a termination of employment by South State without “cause” or by the holder of such award for “good reason” (as such terms are defined in the applicable award agreement) within three years following the Effective Time.

Further, pursuant to the Merger Agreement, (i) at the Effective Time, each South State equity award granted under South State’s equity compensation plans that was outstanding as of January 25, 2020 and that remained outstanding and unvested as of the Effective Time vested in full, with any applicable performance goals deemed satisfied based on target performance levels as of immediately prior to the Effective Time, and with each South State stock option to remain exercisable through the remainder of its original term, and (ii) each outstanding and unvested South State equity award that was granted following January 25, 2020 will remain outstanding and eligible to vest in accordance with its terms following the Effective Time, except that any such awards described in this clause (ii) will vest on a “double-trigger” basis upon a termination of employment by South State without “cause” or by the holder of such award for “good reason” (as such terms are defined in the applicable award agreement) within three years following the Effective Time.

The foregoing description of the Merger, the Bank Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 37.3 million shares of South State Common Stock. The issuance of shares of South State Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-237214) filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on April 20, 2020 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 with respect to the 2030 Notes (as defined in Item 2.03) is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, on the Closing Date, the Company assumed CenterState’s obligations as required by the indentures and certain related agreements with respect to CenterState’s outstanding trust preferred securities (the “Trust Preferred Securities”), which have an aggregate principal amount of $38.5 million (in each case before related acquisition accounting fair market value adjustments).  In connection with the Merger, on the Closing Date, South State also assumed all of CenterState’s obligations with respect to: (i) $25.0 million in aggregate principal amount of 6.00% fixed-to-floating rate subordinated notes due 2026 (the “2026 Notes”) that were originally issued by National Commerce Corporation (“NCC”) and were assumed by CenterState in connection with CenterState’s acquisition of NCC effective April 1, 2019; (ii) $13.0 million in aggregate principal amount of 6.50% fixed-to-floating rate subordinated notes due 2027 (the “2027 Notes”) that were originally issued by Landmark Bancshares, Inc. and were assumed by NCC in connection with NCC’s acquisition of Landmark Bancshares, Inc. effective August 1, 2018 and subsequently assumed by CenterState in connection with CenterState’s acquisition of NCC effective April 1, 2019; (iii) $11.0 million of 5.00% rate subordinated notes due 2021 (the “2021 Notes”) that were originally issued by Sunshine Bancorp, Inc. and were assumed by CenterState in connection with CenterState’s acquisition of Sunshine Bancorp, Inc. effective January 1, 2018; and (iv) $200.0 million in aggregate principal amount of 5.750% fixed-to-floating rate subordinated notes due 2030 (the “2030 Notes”) that were issued by CenterState on May 29, 2020.

The supplemental indentures pursuant to which the Company assumed the Trust Preferred Securities and the 2026 Notes, as well as the original indentures pursuant to which the Trust Preferred Securities, the 2026 Notes, the 2027 Notes and the 2021 Notes were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. The Company agrees to furnish a copy of such indentures to the Commission upon request.

The foregoing description of South State’s assumption of the 2030 Notes is qualified in its entirety by reference to the full text of the base indenture, as amended and supplemented by the first supplemental indenture and the second supplemental indenture, copies of which are filed hereto as Exhibits 4.1, 4.2 and 4.3 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In accordance with the terms of the Merger Agreement and the Bylaws Amendment (as defined under Item 5.03 below), the size of the board of directors of the Company (the “Board”) as of the Effective Time was increased to consist of a total of 16 directors, including eight directors designated by South State and eight directors designated by CenterState.

Resignation of Directors

In connection with the transactions contemplated by the Merger Agreement, Paula H. Bethea, James C. Cherry, Thomas J. Johnson, Grey B. Murray, James W. Roquemore and Thomas E. Suggs tendered their respective resignations as members of the Board and from all committees of the Board on which they formerly served, in each case effective as of the Effective Time. Such resignations were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Continued Service of Directors; Election of Directors

The eight directors designated by South State pursuant to the Merger Agreement and the Bylaws Amendment, each of whom previously served, and continues to serve, as a member of the Board, in each case effective from and after the Effective Time, are as follows: Robert R. Hill, Jr., Martin B. Davis, Jean E. Davis, Robert H. Demere, Jr., Cynthia A. Hartley, Robert R. Horger, John C. Pollok and Kevin P. Walker.

The eight directors designated by CenterState pursuant to the Merger Agreement and the Bylaws Amendment, each of whom previously served as a member of the board of directors of CenterState and was appointed by the Board to fill the vacancies resulting from the resignations referred to above and the increase in the size of the Board referred to above, in each case effective as of the Effective Time, are as follows: John C. Corbett, John H. Holcomb, III, Charles W. McPherson, G. Ruffner Page, Jr., Ernest S. Pinner, William K. Pou, Jr., David G. Salyers and Joshua A. Snively (collectively, the “New Directors”). The Board continues to be divided into three classes, with Messrs. Holcomb, McPherson and Pinner appointed to the class of directors expiring at the annual meeting to be held in 2020; Messrs. Corbett, Pou and Salyers appointed to the class of directors expiring at the annual meeting to be held in 2021; and Messrs. Page and Snively appointed to the class of directors expiring at the annual meeting to be held in 2022.

Pursuant to the Merger Agreement, effective as of the Effective Time, (i) Robert R. Hill, Jr., the Chief Executive Officer of South State prior to the Effective Time, was appointed Executive Chairman of the Board and (ii) Charles W. McPherson, the Lead Independent Director of CenterState prior to the Effective Time, was appointed Lead Independent Director of the Board.

Other than the Merger Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. Non-employee members of the Board will be compensated for such service in accordance with South State’s non-employee director compensation policies. In addition, as previously described in the Joint Proxy Statement/Prospectus, Mr. Pinner is eligible for a pay to integrate award, which provides for a cash payment of $450,000 within 30 days following the successful completion of the systems conversion of South State and CenterState. Biographies of the New Directors can be found in the definitive proxy statement (File No. 000-32017) filed by CenterState in connection with its 2020 annual meeting of shareholders on March 10, 2020.

Executive Officers

Pursuant to the Merger Agreement, effective as of the Effective Time, (i) Robert R. Hill, Jr., the Chief Executive Officer of South State prior to the Effective Time, was appointed to serve as the Executive Chairman of the Company, (ii) John C. Corbett, the Chief Executive Officer of CenterState prior to the Effective Time, was appointed to serve as the Chief Executive Officer of the Company, (iii) Richard Murray, IV, the Chief Executive Officer of CenterState Bank prior to the Effective Time, was appointed to serve as the President of the Company, (iv) Greg A. Lapointe, the President of South State Bank prior to the Effective Time, was appointed to serve as the Chief Banking Officer of the Company, (v) William E. Matthews, V, the Chief Financial Officer of CenterState prior to the Effective Time, was appointed to serve as the Chief Financial Officer of the Company, and (vi) Stephen D. Young, the Chief Operating Officer of CenterState prior to the Effective Time, was appointed to serve as Senior Executive Vice President and Chief Strategy Officer of the Company. In addition, effective as of the Effective Time, John C. Pollok, the Chief Financial Officer of South State prior to the Effective Time, ceased serving in such capacity and was appointed to serve as Senior Executive Vice President of the Company. Renee R. Brooks, the Chief Operating Officer of South State prior to the Effective Time, continues to serve as Chief Operating Officer of the Company.

There are no family relationships between any of Messrs. Corbett, Murray, Matthews or Young and any of the Company’s directors or executive officers, except that Mr. Corbett and Mr. Young are brothers-in-law. The Company has not entered into any transactions with the foregoing individuals that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreements

As previously described in the Joint Proxy Statement/Prospectus, each of Messrs. Hill, Pollok, Lapointe and John S. Goettee and Ms. Brooks has entered into an employment agreement with South State setting forth the terms of his or her employment with South State following the Effective Time (collectively, the “Employment Agreements”). For a description of the Employment Agreements and additional information about the arrangements and transactions with respect to South State’s named executive officers in connection with the Merger, see the section in the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of South State’s Directors and Executive Officers in the Merger.” Such description is incorporated herein by reference.

In addition, in connection with the Merger, Messrs. Corbett and Young entered into retention letters with CenterState (collectively, the “Retention Letters”), which amend certain terms of their existing employment agreements with CenterState (the terms of which are as previously described in the section of the definitive proxy statement (File No. 000-32017) filed by CenterState with the Commission on March 10, 2020 entitled “Compensation Discussion and Analysis—Compensation Components—Employment Agreements” and which description is incorporated herein by reference) and memorialize the terms of their continuing employment with South State following the Effective Time. For a description of the Retention Letters and additional information about the arrangements and transactions with respect to CenterState’s named executive officers in connection with the Merger, see the section in the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of CenterState’s Directors and Executive Officers in the Merger.” Such description is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and in accordance with the Merger Agreement, the Company’s articles of incorporation were amended to increase the number of authorized shares of South State Common Stock from 80,000,000 shares to 160,000,000 shares (the “Articles Amendment”), effective as of the Effective Time.

The foregoing summary of the Articles Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Amendment, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

In addition, in connection with the completion of the Merger and in accordance with the Merger Agreement, the bylaws of the Company were amended to reflect certain governance arrangements for the combined company (such amendment, the “Bylaws Amendment,” and the Company’s bylaws, as amended and restated in accordance with the Bylaws Amendment, the “Amended and Restated Bylaws”), effective as of the Effective Time.

The Bylaws Amendment provides that from and after the Effective Time and until the 36 month anniversary of the Effective Time (the “Specified Period”), the number of directors that comprises the entire Board will be 16 and any vacancy on the Board created by the cessation of service for any reason by (i) a Legacy South State Director will be filled by the Board with a nominee selected by a committee of the Board comprised of all of the Legacy South State Directors who satisfy certain independence and other requirements (the “Legacy South State Directors Nominating Committee”) and (ii) a Legacy CenterState Director will be filled by the Board with a nominee selected by a committee of the Board comprised of all of the Legacy CenterState Directors who satisfy certain independence and other requirements (the “Legacy CenterState Directors Nominating Committee”). “Legacy South State Directors” and “Legacy CenterState Directors” refer to, respectively, the directors of South State and CenterState who were selected to be directors of the Company by South State or CenterState, as the case may be, as of the Effective Time, pursuant to the Merger Agreement (as described under Item 5.02 above), and any directors of the Company who are subsequently nominated and elected to fill a vacancy created by the cessation of service of a Legacy South State Director or Legacy CenterState Director, respectively, pursuant to the Bylaws Amendment.

The Bylaws Amendment further provides that the Board will have and maintain as standing committees an Audit Committee, a Compensation Committee, a Governance Committee and a Risk Committee. The Board may by resolution (which, during the Specified Period, will require the affirmative vote of at least 75% of the entire Board) establish any committees not expressly contemplated by the Company’s bylaws composed of directors as they may determine to be necessary or appropriate for the conduct of business of the Company.

Pursuant to the Bylaws Amendment, during the Specified Period, (i) each committee of the Board (other than the Legacy South State Directors Nominating Committee and the Legacy CenterState Directors Nominating Committee) will (A) have at least four members and (B) be composed of 50% Legacy South State Directors and 50% Legacy CenterState Directors and (ii) the chairman of the Audit Committee and Risk Committee will be a Legacy South State Director and the chairman of the Governance Committee and Compensation Committee will be a Legacy CenterState Director, in each case subject to compliance with certain independence and other requirements. The Bylaws Amendment provides that, at any time during the Specified Period in which an Executive Committee is in existence, the chairman of the Executive Committee will be Robert R. Hill, Jr. and John C. Corbett will serve as a member of the Executive Committee.

The Bylaws Amendment also provides that, during the Specified Period, any removal of Mr. Hill in his capacity as the Executive Chairman of the Board and the Company, Mr. Corbett in his capacity as the Chief Executive Officer of the Company or Mr. McPherson as Lead Independent Director of the Board, and certain amendments or modifications to any employment agreements with or reporting relationships of any of them, will, in each case, require the affirmative vote of at least 75% of the entire Board.

In accordance with the Bylaws Amendment, the headquarters and principal office of the Company will be located in Winter Haven, Florida and the Bank will have its main office in Winter Haven, Florida.

During the Specified Period, any amendment to the provisions of the Bylaws Amendment implementing the governance arrangements described above, and any other provision of the Company’s bylaws that sets forth the authority and responsibility of the Executive Chairman, the Chief Executive Officer or the President, will require the affirmative vote of at least 75% of the entire Board.

The foregoing summary of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of CenterState as of December 31, 2019 and 2018 and for each of the fiscal years ended December 31, 2019, 2018 and 2017 are filed hereto as Exhibit 99.1 and incorporated herein by reference.

The unaudited interim financial statements of CenterState as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 are filed hereto as Exhibit 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma combined condensed consolidated financial statements of South State and CenterState, including (a) the unaudited pro forma combined condensed consolidated statements of income of South State and CenterState for the three months ended March 31, 2020 and for the year ended December 31, 2019, in each case giving effect to the Merger as if it had occurred on January 1, 2019, and (b) the unaudited pro forma combined condensed consolidated balance sheet of South State and CenterState as of March 31, 2020, giving effect to the Merger as if it had occurred on March 31, 2020, are filed hereto as Exhibit 99.3 and incorporated herein by reference.

(d)       Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 25, 2020, by and between CenterState Bank Corporation and South State Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on January 29, 2020)
3.1	Amendment to Amended and Restated Articles of Incorporation of South State Corporation
3.2	Amended and Restated Bylaws of South State Corporation
4.1	Indenture, dated as of May 29, 2020, by and between CenterState Bank Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to CenterState Bank Corporation’s Current Report on Form 8-K, filed with the Commission on May 29, 2020)
4.2	First Supplemental Indenture, dated as of May 29, 2020, by and between CenterState Bank Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to CenterState Bank Corporation’s Current Report on Form 8-K, filed with the Commission on May 29, 2020)
4.3	Second Supplemental Indenture, dated as of June 7, 2020, by and between South State Corporation and U.S. Bank National Association, as trustee
23.1	Consent of Crowe LLP, Independent Registered Public Accounting Firm of CenterState Bank Corporation
99.1	Audited consolidated financial statements of CenterState Bank Corporation as of December 31, 2019 and 2018 and for the fiscal years ended December 31, 2019, 2018 and 2017
99.2	Unaudited interim financial statements of CenterState Bank Corporation as of March 31, 2020 and for the three months ended March 31, 2020 and 2019
99.3	Unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2020 and unaudited pro forma combined condensed consolidated income statement for the year ended December 31, 2019 and for the three months ended March 31, 2020, giving effect to the merger between CenterState and South State (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, as amended, filed with the Commission on May 8, 2020)
104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: June 8, 2020